Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Galena Biopharma, Inc.
San Ramon, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167025, 333-174076, 333-188847, 333-182505, 333-181589 and 333-188849), Form S-3MEF (No. 333-185526), and Form S-8 (No. 333-151154, 333-153847, 333-175763, 333-174819, 333-183300, 333-182578, and 333-190540) of Galena Biopharma, Inc. of our report dated March 12, 2013, relating to the consolidated financial statements, which appear in this Current Report on Form 8-K.
/s/ BDO USA, LLP

Seattle, Washington
December 4, 2015